UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 13, 2009

CHINA SHUANGJI CEMENT LTD.

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(Exact Name of small business issuer as specified in its charter)

Delaware

000-52440

95-3542340

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(State of Incorporation)

(Commission File No.)

(IRS Employer ID Number)

221 Linglong Road, Zhaoyuan City, Shandong Province

People’s Republic of China, 265400

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(Address of principal executive offices)

(86) 535-8213217

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 1.01 - Entry into a Material Definitive Agreement

On March 13, 2009, our subsidiary Zhaoyuan Shuangji Co., Ltd. (“Zhaoyuan Shuangji”), signed a definitive agreement (the “Agreement”) with Longkou Bohai Cement Co. Ltd. ("Longkou Bohai") pursuant to which the parties will form a new company called Longkou Shuangji Cement Co, Ltd. The new company will own and operate a cement plant located in Longkou City, Shandong Province, China. The new facility will have an estimated annual output of 500,000 metric tons. The Agreement requires a 10,000,000 RMB (or approximately $1,462,160 USD) cash contribution from Zhaoyuan Shuangji and a 2,000,000 RMB (or approximately $292,400) cash contribution, along with a contribution of certain cement plant assets from Longkou Bohai. The Agreement contemplates a closing on or before April 15, 2009.  Upon completion of the Agreement, Zhaoyuan Shuangji will effectively acquire 51% of the new company.

A copy of the Agreement is attached hereto as Exhibits 10.2. The above disclosure is qualified in its entirety by the terms and conditions of the Agreement attached hereto.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

EXHIBITS

DESCRIPTION

10.2

Acquisition Agreement by and between Zhaoyuan Shuangji Co., Ltd. and Longkou Bohai Cement Co. Ltd. dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA SHUANGJI CEMENT LTD.

By:  /s/ Wenji Song

      Wenji Song

      President

Date: March 17, 2009